UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2007

eMERGE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29037	65-0534535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10305 102nd Terrace Sebastian, FL	32958
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 581-9700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 22, 2007, eMerge Interactive, Inc. (the “Company”) completed the disposition of substantially all of the assets relating primarily to the Company’s VerifEYE business to Chad Company of Missouri, Inc. d/b/a Chad Company (“Chad”). A copy of the press release announcing completion of the sale of substantially all of the assets relating primarily to the Company’s VerifEYE business to Chad is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, issued by eMerge Interactive, Inc. on March 22, 2007, announcing the completion of the sale of substantially all of the assets of its VerifEYE business to Chad Company of Missouri, Inc. d/b/a Chad Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 22, 2007

eMerge Interactive, Inc.

By:	/S/ DAVID C. WARREN
David C. Warren
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.:	Description:
99.1	Press release, issued by eMerge Interactive, Inc. on March 22, 2007, announcing the completion of the sale of substantially all of the assets of its VerifEYE business to Chad Company of Missouri, Inc. d/b/a Chad Company.